Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Dollars in thousands)
Non-accrual loans	$9,026	$7,792	$7,250	$5,974	$5,355
Loans 90 days or more past due and still accruing interest	—	—	—	—	—
Subtotal	9,026	7,792	7,250	5,974	5,355
Less: Government guaranteed loans	1,940	1,790	2,102	1,489	1,665
Total non-performing loans	7,086	6,002	5,148	4,485	3,690
Other real estate and repossessed assets	413	938	781	945	1,059
Total non-performing assets	$7,499	$6,940	$5,929	$5,430	$4,749

As a percent of Portfolio Loans
Non-performing loans	0.17%	0.15%	0.13%	0.12%	0.10%
Allowance for credit losses	1.47	1.47	1.46	1.46	1.47
Non-performing assets to total assets	0.14	0.13	0.11	0.10	0.09
Allowance for credit losses as a percent of non-performing loans	847.23	989.32	1,115.85	1,253.98	1,526.10

Allowance for credit losses

	Three months ended March 31,
	2025			2024
	Loans	Securities	Unfunded Commitments	Loans	Securities	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$59,379	$132	$5,131	$54,658	$157	$5,504
Additions (deductions)
Provision for credit losses	724	(3)	—	1,871	(1,127)	—
Recoveries credited to allowance	550	—	—	596	1,125	—
Assets charged against the allowance	(618)	—	—	(812)	—	—
Additions included in non-interest expense	—	—	196	—	—	(652)
Balance at end of period	$60,035	$129	$5,327	$56,313	$155	$4,852

Net loans charged (recovered) against the allowance to average Portfolio Loans	0.01%			0.02%

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Capitalization

	March 31, 2025	December 31, 2024
	(In thousands)
Subordinated debt	$39,605	$39,586
Subordinated debentures	39,813	39,796
Amount not qualifying as regulatory capital	(829)	(810)
Amount qualifying as regulatory capital	78,589	78,572
Shareholders’ equity
Common stock	318,365	318,777
Retained earnings	215,995	205,853
Accumulated other comprehensive income (loss)	(67,083)	(69,944)
Total shareholders’ equity	467,277	454,686
Total capitalization	$545,866	$533,258

Non-Interest Income

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(In thousands)
Interchange income	$3,127	$3,294	$3,151
Service charges on deposit accounts	2,814	2,976	2,872
Net gains (losses) on assets
Mortgage loans	2,303	1,705	1,364
Equity securities at fair value	—	—	—
Securities	(330)	(14)	(269)
Mortgage loan servicing, net	(636)	7,761	2,725
Investment and insurance commissions	754	744	804
Bank owned life insurance	297	268	181
Other	2,095	2,387	1,733
Total non-interest income	$10,424	$19,121	$12,561

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2025	2024
	(In thousands)
Balance at beginning of period	$46,796	$42,243
Originated servicing rights capitalized	855	828
Change in fair value	(2,424)	506
Sale of originated servicing rights (1)	(12,962)	—
Loss on sale of originated servicing rights (1)	(94)	—
Balance at end of period	$32,171	$43,577
(1)     On January 31, 2025 we sold $931.6 million of mortgage loan servicing rights (26.3% of total servicing portfolio) and transferred the servicing on March 3, 2025. This sale represented approximately $13.1 million (27.9%) of the total capitalized mortgage loan servicing right asset.

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Mortgage Loan Activity

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(Dollars in thousands)
Mortgage loans originated	$107,779	$134,144	$93,994
Mortgage loans sold	82,618	106,222	80,818
Net gains on mortgage loans	2,303	1,705	1,364
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	2.79%	1.61%	1.69%
Fair value adjustments included in the Loan Sales Margin	0.88%	(0.32)%	0.48%

Non-Interest Expense

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(In thousands)
Compensation	$13,197	$13,458	$13,277
Performance-based compensation	3,441	5,351	3,476
Payroll taxes and employee benefits	3,745	4,077	4,017
Compensation and employee benefits	20,383	22,886	20,770
Data processing	3,729	3,688	3,255
Occupancy, net	2,223	1,953	2,074
Interchange expense	1,119	1,131	1,097
Furniture, fixtures and equipment	885	928	954
Advertising	861	1,198	491
Loan and collection	786	606	512
FDIC deposit insurance	711	729	782
Communications	591	462	615
Legal and professional	479	849	486
Taxes, licenses and fees	326	311	261
Director fees	232	240	237
Costs (recoveries) related to unfunded lending commitments	196	303	(652)
Amortization of intangible assets	122	129	129
Provision for loss reimbursement on sold loans	(11)	2	3
Net (gains) losses on other real estate and repossessed assets	(66)	—	(76)
Other	1,696	1,572	1,255
Total non-interest expense	$34,262	$36,987	$32,193

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Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2025			2024
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$4,053,593	$57,685	5.74%	$3,801,985	$54,955	5.80%
Tax-exempt loans (1)	7,348	105	5.78	8,541	111	5.23
Taxable securities	619,764	4,036	2.60	680,133	5,251	3.09
Tax-exempt securities (1)	263,912	3,200	4.85	319,007	3,548	4.45
Interest bearing cash	117,706	1,291	4.45	84,182	1,143	5.46
Other investments	16,273	279	6.85	16,821	298	7.13
Interest Earning Assets	5,078,596	66,596	5.28	4,910,669	65,306	5.34
Cash and due from banks	57,464			55,550
Other assets, net	241,962			235,233
Total Assets	$5,378,022			$5,201,452

Liabilities
Savings and interest-bearing checking	2,836,290	12,840	1.84	2,633,519	13,367	2.04
Time deposits	871,377	8,115	3.78	864,672	9,443	4.39
Other borrowings	92,185	1,504	6.58	129,255	2,119	6.59
Interest Bearing Liabilities	3,799,852	22,459	2.40%	3,627,446	24,929	2.76
Non-interest bearing deposits	1,007,665			1,063,454
Other liabilities	109,214			107,327
Shareholders’ equity	461,291			403,225

Total liabilities and shareholders’ equity	$5,378,022			$5,201,452

Net Interest Income		$44,137			$40,377

Net Interest Income as a Percent of Average Interest Earning Assets			3.49%			3.30%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

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Commercial Loan Portfolio Analysis as of March 31, 2025

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$9,259	$—	$—	$—	—%
Land Development	23,303	—	—	—	—
Construction	135,788	16,903	—	16,903	12.4
Income Producing	688,915	24,038	—	24,038	3.5
Owner Occupied	590,885	10,220	46	10,266	1.7
Total Commercial Real Estate Loans	$1,448,150	$51,161	$46	$51,207	3.5

Other Commercial Loans	$544,037	$32,042	81	$32,123	5.9
Total non-performing commercial loans			$127

Commercial Loan Portfolio Analysis as of December 31, 2024

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$8,734	$—	$—	$—	0.0%
Land Development	24,637	—	—	—	—
Construction	201,474	16,589	—	16,589	8.2
Income Producing	624,499	22,286	—	22,286	3.6
Owner Occupied	544,829	18,396	47	18,443	3.4
Total Commercial Real Estate Loans	$1,404,173	$57,271	$47	$57,318	4.1

Other Commercial Loans	$533,190	$27,334	7	$27,341	5.1
Total non-performing commercial loans			$54

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